                                                                   EXHIBIT 10.04

                             EMPLOYMENT AGREEMENT
                             --------------------

                                                               December 30, 1996


James M. Burns
1017 Dartmouth Lane
Los Altos, CA  94024


          ADVANCED TECHNOLOGY MATERIALS, INC., a Delaware corporation (the "Company"), agrees with you as follows:

          1.   POSITION AND RESPONSIBILITIES.
               -----------------------------

          1.1 You shall serve as President of ATMI EcoSys Corporation ("EcoSys"), a Delaware corporation having its principal place of business at 617 River Oaks Parkway, San Jose, California, which is a subsidiary of the Company, or in a position substantially equivalent thereto, and shall perform such duties at such place or places as the Company shall designate.

          1.2 You will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and to the business and affairs of the Company; provided, however, if your employment begins prior to January 9, 1997, you will be granted an unpaid leave for the period January 9, 1997 through February 9, 1997. You agree to serve as an employee of the Company and to perform such duties, consistent with your position, as may be assigned to you.

          1.3 You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.

          2.   TERM OF EMPLOYMENT.
               ------------------

          2.1 Subject to Section 2.2, you shall be an "employee at will," and your employment may be terminated at any time as provided in Section 2.2.

          2.2 The Company shall have the right, on written notice to you, to terminate your employment:

          (a)  immediately for cause (as hereinafter defined),

          (b)  subject to Section 3.3 hereof, at any time without cause, or

          (c) in the event of your death or total disability which, in the reasonable opinion of the Board of Directors of the Company, renders you unable or incompetent to carry out your duties, responsibilities, and assignments for a period of 120 consecutive days.

          2.3 For purposes of Section 2.2, the term "cause" shall mean (i) your failure or refusal to render services to the Company in accordance with your obligations under this Agreement; (ii) the commission by you of an act of fraud or embezzlement against the Company or the commission by you of any other action with the intent to injure the Company; (iii) an act of moral turpitude by you which is materially detrimental to the business of the Company; or (iv) your having been convicted of a felony, other than traffic offenses which traffic offenses do not bring you or the Company into disgrace or disrepute.

          3.   COMPENSATION.
               ------------

          3.1 The Company shall pay to you for the service to be rendered hereunder a base salary ("Base Salary") at an annual rate of $200,000, subject to increase in accordance with the policies of the Company, as determined by its Board of Directors, from time to time, payable in installments in accordance with Company policy, but not less frequently than twice monthly. You shall also be entitled to all rights and benefits for which you shall be eligible under deferred bonus, pension, group insurance, profit-sharing or other company benefits which may be in force from time to time and provided to you or for the Company's employees generally.

          3.2  Incentive Compensation. You will also be eligible to receive
               ----------------------
special incentive compensation as described in Exhibit 1 hereto.

          3.3  Payments Following Termination. In the event of the termination
               ------------------------------
of your employment pursuant to Section 2.2(b) hereof, the Company shall pay to you nine (9) months' Base Salary, less applicable taxes, in conformity with the Company's prevailing practice for executives' compensation as such practice shall be established or modified from time to time ("Severance Payments"). Such payments shall be paid to you at the same level of Base Salary you were receiving immediately prior to such termination. You shall also receive, in such event, medical benefits (including dental and vision, if provided at such time) at least equivalent to the benefits provided to you while employed for the same period that you are entitled to receive Severance Payments.

          3.4  Stock Options.  Subject to the approval of the compensation
               -------------
committee of the board of directors, the Company shall issue to you an option to purchase an aggregate of 35,000 shares of the Company's Common Stock pursuant to the Company's 1995 Stock Plan (the "Plan"), such option to be evidenced by and subject to the terms and conditions of the Non-Qualified Stock Option Agreement attached as Exhibit 2 hereto.

          3.5  Market Share Based Stock Options. If at any time during the term
               --------------------------------
of your employment as President hereunder, EcoSys achieves a thirty percent (30%) market share for sales of semiconductor point of use environmental equipment, the Company will, subject to the approval of the compensation committee of its board of directors, issue to you a fully vested option, pursuant to the Plan, to purchase an aggregate of 5,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of such shares on the date of grant. In addition, if during such period, EcoSys achieves a fifty percent (50%) share of such market, the Company will, subject to the approval of the compensation committee of its board of directors, issue to you an additional such option to purchase an additional 10,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of such shares on the date of grant. Achievement of percentages of market share shall be determined using a mutually agreed upon measurement method.

          3.6  Spin-off or Sale of EcoSys.
               --------------------------

          (a) If during the period of your employment, the Company successfully completes an initial public offering of a class of the capital stock of EcoSys, a sale of a portion or all of the outstanding capital stock or the assets of EcoSys to a third party unaffiliated with the Company, the transfer of a portion or all of the outstanding capital stock or assets of EcoSys to a separate entity as part of the formation of a joint venture with a third party otherwise unaffiliated with the Company, or any similar transaction (each of the foregoing, a "Spin-Off") and in connection with such a Spin-Off, you are appointed chief executive officer of EcoSys, the Company shall cause EcoSys to issue to you an option to purchase an aggregate of five percent (5%) of the number of outstanding shares of common stock of EcoSys outstanding upon the consummation of the Spin-Off, at an exercise price equal to the fair market value of the EcoSys common stock upon the consummation of the Spin-Off. Such option shall be vested upon grant with respect to three percent (3%) of the outstanding shares of EcoSys common stock, and such option shall vest ratably with respect to the remaining two percent (2%) of such shares over a five year period commencing one year from the date of grant.

          (b) If during the period of your employment, the Company sells or otherwise transfers all or substantially all of the capital stock or assets of EcoSys and upon the consummation of such a sale or transfer, you are no longer an officer of EcoSys, the Company shall pay to you a cash bonus equal to: (a) 1% of the consideration received by the Company in connection with such sale or transfer in excess of $20,000,000 if such sale or transfer occurs during calendar 1997, (b) 2% of the consideration received by the Company in connection with such sale or transfer in excess of $20,000,000 if such sale or transfer occurs during calendar 1998; or (c) 3% of the consideration received by the Company in connection with such sale or transfer in excess of $20,000,000 if such sale or transfer occurs during thereafter.

          3.7  Signing Bonus.
               -------------

          If you commence employment hereunder on or before January 2, 1997, the Company will pay to you additional compensation in the amount of $40,000. Such additional compensation shall be payable following your employment by the Company for three (3) months in accordance with the terms hereof.

          4.   OTHER BENEFITS.
               --------------

          4.1  Vacation.  For each twelve (12) month period beginning with the
               --------
effectiveness of this Agreement, you shall be entitled to four (4) weeks of vacation, without loss of compensation or other benefits to which you are entitled under this Agreement, to be taken at such times as you may reasonably select.

          4.2  Other Benefit Programs.  The Company will provide to you all
               ----------------------
other employee benefits generally available to executive officers of the Company, including the Company's 401(k) plan, as the same may be in effect from time to time.

          5.   OTHER ACTIVITIES DURING EMPLOYMENT.
               ----------------------------------

          5.1 Except with the prior written consent of the Company's Board of Directors, you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise other than one in which you are an inactive investor. This provision shall not be deemed to preclude
(i) membership in professional societies, lecturing or the acceptance of honorary positions, that are in any case incidental to your employment by the Company and which are not adverse or antagonistic to the Company, its business or prospects, financial or otherwise or (ii) any activities permitted by Section 5.3.

          5.2 Except as permitted by Section 5.3, you will not acquire, assume or participate in, directly or indirectly, any position, investment or interest adverse or antagonistic to the Company, its business or prospects, financial or otherwise, or take any action towards any of the foregoing.

          5.3 During the term of your employment by the Company, except on behalf of the Company or its subsidiaries, or as described in Section 5.1, you will not, directly or indirectly, whether as an officer, director, employee, stockholder, partner, proprietor, associate, representative, or otherwise, become or be interested in any other person, corporation, firm, partnership or other entity whatsoever which directly competes with the Company, in any part of the world, in any line of business engaged in (or which the Company has made plans to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, you may own, as an inactive investor, securities of any competitor corporation, so long as your holdings in any one such corporation shall not in the aggregate constitute more than one percent (l%) of the voting stock of such corporation.

          6.   FORMER EMPLOYMENT.
               -----------------

          6.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship. Subject to Section 6.2, you represent and warrant that you do not possess confidential information arising out of prior employment which, in your best judgment, would be utilized in connection with your employment by the Company in the absence of Section 6.2.

          6.2 If, in spite of the second sentence of Section 6.l, you should find that confidential information belonging to any former employer might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on its behalf any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own and all information which is common knowledge in the industry or otherwise legally in the public domain.

          7.   PROPRIETARY INFORMATION AND INNOVATIONS. You agree to be bound by
               ---------------------------------------
the provisions of the Proprietary Information and Inventions Agreement dated December ___, 1996 by and between you and the Company (the "Proprietary Information Agreement").

          8.   POST - EMPLOYMENT ACTIVITIES.
               ----------------------------

          8.1 As a result of your executive position with the Company, you will have access to valuable and significant confidential and proprietary information of the Company. You hereby acknowledge and understand that the restrictions set forth herein are fair and reasonable give, among other things, the worldwide market for the Company's products and technology. Based on the foregoing, and in consideration thereof and of the payments to be made to you by the Company pursuant to this Agreement, for a period of 24 months after the termination of your employment with the Company, absent the Company's prior written approval, you will not directly or indirectly:

          (a) engage in activities for, nor render services to, any firm or business organization which directly competes with the Company in any line of business engaged in (or planned to be engaged in) by the Company, whether now existing or hereafter established nor shall you engage in such activities nor render such services to any other person or entity engaged or about to become engaged in such activities to, for, or on behalf of, any such firm or business organization;

          (b)  solicit employees of the Company to leave its employ;

          (c) offer or cause to be offered employment to any person who is employed by the Company at any time during the six months prior to the termination of your employment with the Company;

          (d) entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of this Section 8; or

          (e) otherwise attempt to interfere with or disrupt the business or activities of the Company.

          8.2 Upon your written request to the Company specifying the activities proposed to be conducted by you, the Company may in its discretion give you written approval(s) to personally engage in any activity or render services referred to in Section 8.l upon receipt of written assurances (satisfactory to the Company and its counsel) from you and from your prospective employer(s) that the integrity of the provisions of Section 7 and Section 8.l will not in any way be jeopardized or violated by such activities, provided the burden of so establishing the foregoing to the satisfaction of the Company and said counsel shall be upon you and your prospective employer(s).

          9.   REMEDIES. Your duties under the Proprietary Information Agreement
               --------
and Section 8 shall survive termination of your involvement with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information Agreement or Section 8 would be inadequate, and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

          10.  ASSIGNMENT.  This Agreement and the rights and obligations of the
               ----------
parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or you.

          11.  INTERPRETATION.  In case any one or more of the provisions
               --------------
contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

          12.  NOTICES.  Any notice which the Company is required or may desire
               -------
to give to you shall be given to you by personal delivery or registered or certified mail, return receipt requested, addressed to you at the address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or three business days after the date of mailing any such notice shall be deemed to be the date of delivery thereof.

          13.  WAIVERS.  If either party shall waive any breach of any provision
               -------
of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

          14.  HEADINGS.  The headings of the sections hereof are inserted for
               --------
convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

          15.  GOVERNING LAW.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the State of Connecticut.

          16.  COMPLETE AGREEMENT; AMENDMENTS; PRIOR AGREEMENTS.  The foregoing
               ------------------------------------------------
and all Exhibits hereto constitute the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged (except as provided in this Agreement) except by written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements between the Company and you with respect to the matters covered hereby.

          17.  COUNTERPARTS.  This Agreement may be executed in counterparts,
               ------------
each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

          If you are in agreement with the foregoing, please so indicate by signing and returning the enclosed copy of this letter.


                                    ADVANCED TECHNOLOGY MATERIALS, INC.


                          By: /s/ Eugene G. Barnui
                              ----------------------------------
                          Title: President, Chief Executive Officer and Chairman
                                 -----------------------------------------------

ACCEPTED AND AGREED:


/s/ James M. Burns
------------------
James M. Burns

EXHIBIT 1

                    SPECIAL INCENTIVE COMPENSATION SCHEDULE
                    ---------------------------------------


          During the term of your employment, you will be eligible to receive Special Incentive Compensation as described below.

          1. For calendar years 1997 and 1998, you will receive an annual payment equal to one percent (1%) of the pretax income of EcoSys (calculated before corporate overhead allocation). Such payment will be calculated and paid on a calendar year basis. In the event that you are employed for less than the full calendar year, such payment will be equal to one percent (1%) of the pretax income of EcoSys for such year multiplied by a fraction, the numerator of which shall be the number of days you were employed during such year and the denominator of which shall be three hundred sixty-five (365).

          2. For calendar years 1997 and 1998, you will be eligible to receive an annual payment based upon annual increases in the market share of EcoSys in the front end semiconductor equipment market as compared to the previous calendar year as follows:

                  Annual Increase in             Total Annual
                    Market Share                   Payment
                 -------------------            --------------
                          3%                        $15,000
                          6%                        $30,000

The market share for EcoSys for the 1996 calendar year and annual increases in such market share will be determined using a mutually agreed upon method of measurement.

                                                                       Exhibit 2
                                                                       ---------


                      ADVANCED TECHNOLOGY MATERIALS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------


1.   GRANT OF OPTION.
     ---------------

     ADVANCED TECHNOLOGY MATERIALS, INC., a Delaware corporation (the "Company"), hereby grants to James M. Burns (the "Employee"), an option, pursuant to the Company's 1995 Stock Plan (the "Plan"), to purchase an aggregate of 35,000 shares of Common Stock, $.01 par value per share ("Common Stock"), of the Company at a price of $_______ per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan. The date of grant of this option is hereinafter referred to as the "date of grant," and the date ending twelve months thereafter and each subsequent successive twelve-month period is hereinafter referred to as the "first anniversary date," "second anniversary date," "third anniversary date," etc.

2.   EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION.
     -------------------------------------------------

          (a) Except as otherwise provided herein and subject to the right of cumulation provided herein, this option may be exercised, prior to the tenth anniversary date, as to not more than the following number of shares covered by this option during the respective periods set forth below:

          No shares from and after the date of grant and prior to the first anniversary date;

          7,000 shares from and after the first anniversary date and prior to the second anniversary date;

          7,000 shares from and after the second anniversary date and prior to the third anniversary date;

          7,000 shares from and after the third anniversary date and prior to the fourth anniversary date;

          7,000 shares from and after the fourth anniversary date and prior to the fifth anniversary date; and

          7,000     shares from and after the fifth anniversary date.

     The right of exercise provided herein shall be cumulative so that if the option is not exercised to the maximum extent permissible during any such period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time during any subsequent period prior to the expiration or termination of this option. This option may not be exercised at any time after the tenth anniversary date.

          (b) Subject to the conditions hereof, this option shall be exercisable by the Employee giving written notice of exercise to the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in accordance with
     Section 3 hereof. Such exercise shall be effective upon receipt by the Treasurer of the Company of the written notice together with the required payment. The Employee shall be entitled to purchase less than the number of shares covered hereby, provided that no partial exercise of this option shall be for less than 10 whole shares.

          (c) If the Employee ceases to be employed by the Company or one of its subsidiaries for any reason, including retirement but other than death or termination by the Company without cause (as hereinafter defined), this option shall immediately terminate; provided, however, that any portion of
                                         -----------------
     this option which was otherwise exercisable on the date of termination of the Employee's employment may be exercised within the three-month period following the date on which the Employee ceased to be so employed, but in no event after the tenth anniversary date. Any such exercise may be made only to the extent of the number of shares subject to this option which are purchasable upon the date of such termination of employment. If the Employee dies during such three-month period, this option shall be exercisable by the Employee's personal representatives, heirs or legatees to the same extent and during the same period that the Employee could have exercised this option upon the date of his or her death.

          (d) If the Employee ceases to be employed by the Company or one of its subsidiaries as a result of termination without cause (as hereinafter defined), this option shall terminate nine-months from the date of such termination. This option may be exercised by the Employee and shall continue to vest during such nine month period as if the Employee was employed by the Company or one of its subsidiaries during such nine-month period, provided however, that in no event may this option be exercised after the tenth anniversary date. If the Employee dies during such nine-month period, this option shall be exercisable by the Employee's personal representatives, heirs or legatees to the same extent that the Employee could have exercised this option during such nine-month period.

          (e) If the Employee dies while an employee of the Company or any subsidiary of the Company, this option shall be exercisable, by the Employee's personal representatives, heirs or legatees, to the same extent that the Employee could have exercised this option on the date of his or her death. This option or any unexercised portion hereof shall terminate unless so exercised prior to the earlier of the expiration of six months from the date of such death or ten years from the date of its grant.

          (f) For purposes of Section 2, the term "cause" shall mean (i) the Employee's failure or refusal to render services to the Company or one of its subsidiaries in accordance with the Employee's obligations under that certain Employment Agreement by and between the Company and the Employee dated as of December ___, 1996; (ii) the commission by the Employee of an act of fraud or embezzlement against the Company or the commission by the Employee of any other action with the intent to injure the Company; (iii) an act of moral turpitude by the Employee which is materially detrimental to the business of the Company; or (iv) the Employee having been convicted of a felony, other than traffic offenses which traffic offenses do not bring the Employee into disgrace or disrepute.

3.   PAYMENT OF PURCHASE PRICE.
     -------------------------

          (a) Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of cash or check payable to the order of the Company in an amount equal to the purchase price of such shares, or, if the Employee elects and the Company permits, by delivery of shares of Common Stock of the Company having a fair market value equal in amount to the purchase price of such shares.

          (b) For the purposes hereof, the fair market value of any share of the Company's Common Stock to be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company, in accordance with the terms of the Plan.

          (c) If the Employee elects to exercise options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Employee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

4.   DELIVERY OF SHARES.
     ------------------

     The Company shall, upon payment of the purchase price for the number of shares purchased and paid for, make prompt delivery of such shares to the Employee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

5.   NON-TRANSFERABILITY OF OPTION.
     -----------------------------

     Except as provided in Section 2(c), 2(d) and 2(e) hereof, this option is personal and no rights granted hereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall become null and void.

6.   NO SPECIAL EMPLOYMENT RIGHTS.
     ----------------------------

     Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the employment of the Employee for the period within which this option may be exercised. However, during the period of the Employee's employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board of Directors or by the executive officers of the Company and its subsidiaries and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company or of its subsidiaries.

7.   RIGHTS AS A STOCKHOLDER.
     -----------------------

     The Employee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Employee. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

8.   RECAPITALIZATION.
     ----------------

     In the event that dividends are payable in shares of Common Stock or in the event there are splits, sub-divisions or combinations of shares of Common Stock subsequent to the date of grant, the number of shares subject to this option shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

9.   REORGANIZATION.
     --------------

     In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by any other corporation, or in case of a reorganization or liquidation of the Company, prior to the termination or expiration of this option, the Employee shall, with respect to this option or any unexercised portion thereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 11 of the Plan.

10.  WITHHOLDING TAXES.
     -----------------

     Whenever shares are to be issued upon exercise of this option, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

11.  MISCELLANEOUS.
     -------------

          (a) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.

          (b) All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.



Date of Grant:                ADVANCED TECHNOLOGY MATERIALS,   INC.

____________________          By:     _____________________________

                              Title:  _____________________________

                              Address:  7 Commerce Drive
                                        Danbury, CT 06810

                             EMPLOYEE'S ACCEPTANCE


     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

                                           JAMES M. BURNS

                                           ___________________________
                                           Signature

                                           Address:  __________________________
                                                     __________________________

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